Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
MedAssets, Inc.
Alpharetta, Georgia
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 2010, relating to the consolidated financial statements of MedAssets, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP
(formerly known as BDO Seidman, LLP)
Atlanta, Georgia
July 22, 2011